UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2008

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On July 24, 2008, Robert M. Daugherty tendered his resignation as President and Chief Executive Officer of the AmericanWest Bancorporation (“Company”) and its principal operating subsidiary, AmericanWest Bank, at the request of the board of directors. Mr. Daugherty also resigned as a director of the Company and AmericanWest Bank.

(c)	Effective July 25, 2008, Patrick J. Rusnak was appointed as Interim President and Chief Executive Officer. Mr. Rusnak, age 44, has served as the Company’s Executive Vice President and Chief Operating Officer since September 2006. Prior to joining the Company, Mr. Rusnak served as Executive Vice President/Chief Operating Officer of Western Sierra Bancorp, Executive Vice President of Umpqua Holdings Corporation and Executive Vice President/Chief Financial Officer of Humboldt Bancorp. Mr. Rusnak is currently party to an employment agreement as described in the Company’s proxy statement for the 2008 annual meeting of shareholders.

On July 28, 2008, Rick E. Shamberger notified the Company of his decision to rescind his resignation as Executive Vice President/Chief Credit Officer, which was to have become effective on July 30, 2008. The Company has accepted Mr. Shamberger’s decision and he will continue to serve in that role under a previously existing employment agreement that was described in the Company’s proxy statement for the 2008 annual meeting of shareholders.

(e)	Rick E. Shamberger’s employment agreement was amended effective July 29, 2008 to provide for a retention bonus payable on August 1, 2008 in the amount of $150,000. This bonus is subject to repayment by Mr. Shamberger on a proportional basis in the event his employment is terminated for certain reasons prior to July 31, 2009. A copy of the amended employment agreement is included as an Exhibit to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Non-applicable

(b)	Non-applicable

(c)	Non-applicable

(d)	Exhibit No.	Exhibit Description

	99.1	Press release dated July 29, 2008, titled “AmericanWest Bancorporation Announces Executive Management Changes.”

	99.2	Amendment No. 2 to Employment Agreement for Rick E. Shamberger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: July 30, 2008	/s/ Patrick J. Rusnak
Patrick J. Rusnak Interim President and Chief Executive Officer